EXHIBIT 10.15


                            FOURTH AMENDMENT TO LEASE
                               (100 Quannapowitt)

                THIS FOURTH AMENDMENT TO LEASE ("FOURTH AMENDMENT") is made effective as of December 21, 1998 by and between WAKEFIELD 100 LLC, a Minnesota limited liability company ("LANDLORD"), and COMVERSE TECHNOLOGY, INC., a New York corporation ("TENANT").

                                    Recitals:

                A. Wakefield Park Limited Partnership, as landlord, and Boston Technology, Inc. ("BT"), as tenant, executed that certain Lease dated November 5, 1990 (the "ORIGINAL LEASE") concerning the lease of approximately 199,033 rentable square feet in the office building (the "BUILDING") known as, and with an address of, 100 Quannapowitt Parkway, Wakefield, Massachusetts. The Original Lease has been amended by that certain First Amendment to Lease dated March 31, 1993 (the "FIRST AMENDMENT") between WBAM Limited Partnership ("WBAM") and BT, by that certain Second Amendment to Lease dated August 31, 1994 (the "SECOND AMENDMENT") between WBAM and BT, by that certain Supplement to Second Amendment effective as of the date of the Second Amendment (the "SUPPLEMENT") between WBAM and BT, and by that certain Third Amendment to Lease dated June 7, 1996 (the "THIRD AMENDMENT") between WBAM and BT. The Original Lease, as amended by the First Amendment, the Second Amendment, the Supplement, and the Third Amendment, is the "PRIOR LEASE".

                B. Tenant is the successor by merger to BT, and as such, has succeeded to all of the rights and obligations of BT under the Prior Lease.

                C. Landlord has installed a new cooling tower (the "COOLING TOWER") and is in the process of installing a new chiller (together with certain electrical and other upgrades to Building systems required to accommodate the new chiller, the "CHILLER"), which improvements are reasonably anticipated to result in a savings of the operating expenses payable by tenant under the Lease. Landlord and Tenant wish to memorialize their agreement concerning Landlord's recovery from Tenant of a portion of the cost of purchasing and installing the Cooling Tower and the Chiller as provided in Section 4.4.2 of the Original Lease.

                NOW, THEREFORE, the parties hereby agree as follows:

                1. INTERPRETATION. The Prior Lease is amended by this Fourth Amendment. Except as amended by this Fourth Amendment, the Prior Lease remains in full force and effect. Wherever there exists a conflict between this Fourth Amendment and the Prior Lease, the provisions of this Fourth Amendment shall control. The Prior Lease, as amended by this Fourth Amendment, is the "LEASE". Landlord and Tenant agree that the Recitals to this Fourth Amendment are true and correct. All initially-capitalized terms which are not defined in this Fourth Amendment shall have the meanings given them in the Prior Lease. All amounts which this Fourth Amendment obligates Tenant shall constitute rent payable under the Lease in addition to all other rent and other charges which the Prior Lease obligates Tenant to pay.

                2. COOLING TOWER. Landlord has represented to that, for the purposes of the Lease and Landlord's recapture of its costs with respect to the Cooling Tower, the cost of the Cooling Tower was no less than $250,000. Accordingly, Landlord and Tenant have agreed that Tenant shall reimburse Landlord for such cost in equal monthly installments based upon an assumed useful life for the Cooling Tower of 20 years and an interest rate of 9%. Landlord and Tenant agree that the resulting monthly payment is $2,249.31, which amount is payable on the first day of each month from March 1, 1998 until the earlier of (i) the expiration or cancellation of the term of the Lease, as renewed or extended from time to time, or (ii) February 28, 2018. Landlord acknowledges that, as of the date of this Fourth Amendment, Tenant has made such monthly payments that were due during the period from March 1, 1998 through December 1, 1998.

                3. CHILLER. Landlord is in the process of installing the Chiller. Landlord anticipates that the total cost of purchasing and installing the Chiller will be approximately $500,000, and that the installation of the Chiller will be completed on approximately April 1, 1999. Tenant shall reimburse Landlord for the cost of the Chiller in equal monthly installments based upon an assumed useful life for the Chiller of 20 years and an annual interest rate of 8.5%. When Landlord has actually completed the installation of the Chiller, Landlord will notify Tenant of the actual cost of the Chiller and of Landlord's determination of the amount of the monthly installments in accordance with the preceding sentence. The first monthly payment with respect to the Chiller shall be due on the first day of the month which is at least 30 days after Tenant's receipt of such notice, and shall continue until the earlier of (i) the expiration or cancellation of the term of the Lease, as renewed or extended from time to time, or (ii) 20 years.

                THIS FOURTH AMENDMENT TO LEASE is executed and delivered as of the date first above written.


                                          COMVERSE TECHNOLOGY, INC.

                                          By: /s/Adelbert Wnorowski
                                               ---------------------------------
                                          Its: Authorized Agent

                                          WAKEFIELD 100 LLC

                                          By:  /s/William K. Hoeg
                                              ----------------------------------
                                          Its:  Manager

                                          and

                                          By: /s/Michael A. Manzo
                                              ----------------------------------
                                          Its: Manager

                              CONSENT OF MORTGAGEE

        KeyBank National Association, a national banking association, as agent for itself and other banks pursuant to the Credit Agreement with Landlord and others ("MORTGAGEE"), is the mortgagee under that certain Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement (Wakefield 100) dated November 25, 1998, executed by Wakefield 100 LLC, a Minnesota limited liability company ("MORTGAGOR"), filed on December 11, 1998 as document number 1089377 with the Middlesex South Registry District of the Land Court, and under that certain Second Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement (100 Quannapowitt) dated November 25, 1998 executed by Mortgagor, filed on December 11, 1998 as document number 1089379 with the Middlesex South Registry District of the Land Court. Mortgagee hereby consents to the foregoing Fourth Amendment to Lease dated December 21, 1998 between Mortgagor and Comverse Technology, Inc.


Dated February 2, 1999                   KEYBANK NATIONAL ASSOCIATION

                                         By:  /s/Lane F. Hamilton, V.P.
                                              ----------------------------------
                                         Its:  Vice President